Exhibit 107

Calculation of Filing Fee Tables

       S-8

(Form Type)

                         TAL Education Group

(Exact Name of Registrant as Specified in its Charter)

                                    N/A

(Translation of Registrant’s Name into English)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A common shares, par value US$0.001 per share(1)	457(h)	2,369,711(3)	$11.85(3)	$28,081,075.35	0.00014760	$4,144.77
Equity	Class A common shares, par value US$0.001 per share(1)	457(h), 457(c)	6,903,800 (4)	$26.33(4)	$181,777,054.00	0.00014760	$26,830.29
Total Offering Amounts					$209,858,129.35		$30,975.06
Total Fee Offsets							—
Net Fee Due							$30,975.06

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Notes:

(1)	These shares may be represented by the Registrant’s American Depositary Shares, or ADSs, three of which represent one Class A common shares. The Registrant’s ADSs issuable upon deposit of the Class A common shares registered hereby have been registered under a separate registration statement on Form F-6 (333-219521).

(2)	This registration statement on Form S-8 (this “Registration Statement”) registers additional Class A common share, par value of $0.001 per share, of the Registrant (“Class A Common Shares”) issuable pursuant to an “evergreen” provision of the 2020 Share Incentive Plan of the Registrant (the “2020 Plan”). The “evergreen” provision provides that the maximum number of shares issuable under the 2020 Plan shall be increased automatically if and whenever the number of shares that may be issued pursuant to ungranted awards under the 2020 Plan accounts for less than one percent (1%) of the then total issued and outstanding shares of the Registrant, so that after each such automatic increase, the number of shares that may be issued pursuant to ungranted awards under the 2020 Plan shall equal five percent (5%) of the then total issued and outstanding shares of the Company. Previously, an aggregate of 10,005,453 Class A common shares of the Registrant were registered for issuance under the 2020 Plan pursuant to the Registrant’s registration statements on Form S-8 (File No. 333-249518) filed on October 16, 2020. In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Plans. Any Class A common shares covered by an award granted under the Plans (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A common shares that may be issued under the Plans.

(3)	Represents Class A common shares underlying restricted shares that have been automatically added to the award pool under the 2020 Plan pursuant to the aforementioned “evergreen” provision. The corresponding proposed maximum offering price per share represents weighted average grant price of these restricted shares, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) under the Securities Act.

(4)	Represents Class A common shares reserved for future award granted under the 2020 Plan. The corresponding proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on the average of the high and low prices for the Registrant’s ADSs listed on the New York Stock Exchange on October 13, 2023 and adjusted for the Class A Ordinary Share-to-ADS ratio.

2